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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Joint Proxy Statement on Form S-4 (File No. 333-45817) of our report dated January 24, 1997, except for Note 13 as to which the date is March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is included in the Annual Report on Form 10-K405, of our report dated June 29, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Villa Martinique Apartments for the year ended December 31, 1996 which report is included in the Current Report on Form 8-K dated November 6, 1997, and of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of Oasis Residential, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Current Report on Form 8-K dated January 30, 1998. We also consent to the reference of our firm under the caption "Experts."


                          /s/ COOPERS & LYBRAND L.L.P.

San Francisco, California
February 25, 1998